Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Wachovia Commercial Mortgage
Securities Inc., Commercial Mortgage Pass-Through Certificates Series 2002-C1 as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class
A-1
Northern Trust
13,590,000
10%
801 S. Canal C-IN
Chicago, IL 60607

Union Bank
38,932,000
29%
530 B Street, Suite 242
San Diego, CA 92101

Citibank
8,175,000
6%
3800 Citibank Center B3-15
Tampa, FL 33610

JP Morgan Chase Bank
29,960,000
22%
14201 Dallas Parkway
Dallas, TX 75254

US Bank NA
9,700,000
7%
Attn: Securities Control
1555 N. Rivercenter Dr., Suite 0300
Milwaukee, WI 53212

SSB&T Co.
24,425,000
18%
1776 Heritage Drive
Global Corporate Action Unit JAB5NW
No. Quincy, MA 02171

A-2
The Bank of New York
32,950,000
7%
One Wall Street
New York, NY 10286

Federal Home Loan Mortgage Corp/Retained
160,553,000
37%
Freddie Mac's Treasury Services Unit
1551 Park Run Drive, Mailstop D5A
McLean, VA 22102

JP Morgan Chase Bank
99,750,000
23%
14201 Dallas Parkway
Dallas, TX 75254

SSB&T Co.
82,850,000
19%
1776 Heritage Drive
Global Corporate Action Unit JAB5NW
No. Quincy, MA 02171

B
JP Morgan Chase Bank
21,000,000
79%
14201 Dallas Parkway
Dallas, TX 75254

Northern Trust
2,000,000
7%
801 S. Canal C-IN
Chicago, IL 60607

US Bank NA
3,402,000
12%
Attn: Securities Control
1555 N. Rivercenter Dr., Suite 0300
Milwaukee, WI 53212

C
The Bank of New York
7,000,000
21%
One Wall Street
New York, NY 10286

JP Morgan Chase Bank
5,200,000
15%
14201 Dallas Parkway
Dallas, TX 75254

Citibank
15,074,000
46%
3800 Citibank Center B3-15
Tampa, FL 33610
Wells Fargo Bank NA
4,500,000
13%
733 Marquette Avenue
Minneapolis, MN 55479

D
The Bank of New York
5,104,000
56%
One Wall Street
New York, NY 10286

Citibank
4,000,000
44%
3800 Citibank Center B3-15
Tampa, FL 33610